As filed with the Securities and Exchange Commission on February , 2004
                                                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              I.Q. BIOMETRIX, INC.
             (Exact name of Registrant as specified in its charter)

                                   ----------

             Delaware                                76-0552098
   (State of Incorporation)                (I.R.S. Employer Identification No.)

                      39111 Paseo Padre Parkway, Suite 304
                            Fremont, California 94538
   (Address, including zip code, of Registrant's principal executive offices)

                        2004 CONSULTANT COMPENSATION PLAN
                            (Full title of the plans)

                                   ----------

                                William Scigliano
                      President and Chief Executive Office
                              I.Q. Biometrix, Inc.
                      39111 Paseo Padre Parkway, Suite 304
                            Fremont, California 94538
                                 (510) 795-2900
(Name, address, and telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:

                                Mark Crone, Esq.
                               The Crone Law Group
                         201 Mission Street, Suite 1930
                             San Francisco, CA 94105
                                 (415) 495-8900

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                                      Proposed
                                                   Amount              Maximum             Proposed          Amount of
                                                   to be           Offering Price      Maximum Aggregate   Registration
    Title of Securities to be Registered       Registered(1)        Per Share(2)       Offering Price(2)      Fee(3)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value to be issued
under Registrant's 2004 Consultant
Compensation Plan                                1,000,000             $1.46               $1,460,000          $184.98
--------------------------------------------------------------------------------------------------------------------------

================================================================================

(1) Amount of securities to be registered are computed in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as the maximum number of the Registrant's Common Stock issuable under the 2004 Consultant Compensation Plan. This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price are estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices per share of the Common Stock as reported on the OTC Bulletin Board on ____________, 2004.

(3) The amount of the Registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933 which provides that the fee shall be $92 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be registered.

                              I.Q. BIOMETRIX, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference

     There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     1. I.Q. Biometrix's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003, filed with the Commission on October 17, 2003, as amended on February 6, 2004.

     2. I.Q. Biometrix's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2003, filed with the Commission on November 14, 2003, as amended on February 6, 2004.

     3. I.Q. Biometrix's Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 2003, filed with the Commission on February 17, 2004.

     4. The description of the Company's common stock, $.01 per value (the "Common Stock"), set forth under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A dated April 7, 1998 (which incorporates the description under the caption "Description of Capital Stock" in the Company's Registration Statement on Form SB-2 (file no. 333-43379), as filed with the Commission on December 29, 1997, as amended), and all amendments and reports filed thereafter for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.    Description of Securities

     Not applicable.

Item 5.    Interests of Named Experts and Counsel

     Not applicable.

Item 6.    Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor[by reason of this service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall be adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."
     Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article IV of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, in any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

Item 7.    Exemption from Registration Claimed

     Not applicable.

Item 8.    Exhibits

     Exhibit
     Number                             Document
     ------                             --------

         4.1      Registrant's 2004 Consultant Compensation Plan

         5.1 Opinion of The Crone Law Group, as to legality of securities being registered

         23.1     Consent of Malone & Bailey LLP, Independent Auditors

         23.3     Consent of Counsel (contained in Exhibit 5.1)

         24.1     Power of Attorney (see page 6)


Item 9.    Undertakings

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, I.Q. Biometrix, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fremont, State of California, on the ___ day of February, 2004.


                                        I.Q. Biometrix, Inc.

                                        /s/ William Scigliano
                                        -----------------------------------
                                        William Scigliano
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Scigliano, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                      Title                           Date
                ---------                                      -----                           ----
     /s/    William Scigliano                  President and Chief Executive Officer     February __, 2004
            ------------------                 and Chairman of the Board (Principal
            William Scigliano                  Executive Officer and Director)

       /s/    Michael Walsh                    Chief Financial Officer (Principal        February __, 2004
            ------------------                 Accounting Officer)
              Michael Walsh

      /s/    Morden Lazarus
            ------------------                 Director                                  February __, 2004
              Morden Lazarus

        /s/    Greg Micek                      Director                                  February __, 2004
            ------------------
                Greg Micek

                                INDEX TO EXHIBITS

     Exhibit
     Number                             Document
     ------                             --------

         4.1      Registrant's 2004 Consultant Compensation Plan

         5.1 Opinion of The Crone Law Group, as to legality of securities being registered

         23.1     Consent of Malone & Bailey LLP, Independent Auditors

         23.3     Consent of Counsel (contained in Exhibit 5.1)

         24.1     Power of Attorney (see page 6)